POWER OF ATTORNEY

The undersigned constitutes and appoints Clark Moore and Linda
Kaufman as the undersigned's true and lawful
attorney-in-fact and  agent, with full power of
substitution and resubstitution, for the undersigned and in
the undersigned's name, place and stead, to sign any and all
Securities and Exchange Commission statements of beneficial
ownership of securities of Pacific Asia Petroleum, Inc.
(the "Company") on Forms 3, 4 and 5 as required under
Section 16(a) of the Securities Exchange Act of 1934, as
amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the Company, granting unto said
attorney-in-fact and agent full power and authority to do
and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully and to all intents
and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-
fact and agent may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with
the Securities and Exchange Commission.  The authorization
set forth above shall continue in full force and effect
until the undersigned revokes such authorization by written
instructions to the attorney-in-fact.

The authority granted hereby shall in no event be
deemed to impose or create any duty on behalf of the
attorney-in-fact with respect to the undersigned's
obligations to file Forms 3, 4 and 5 with the Securities and
Exchange Commission.

Dated: February 6, 2008

/s/ Robert C. Stempel
Robert C. Stempel